UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2009

SKYPEOPLE FRUIT JUICE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-32249	98-0222013
(Commission File Number)	(IRS Employer Identification No.)
16F, National Development Bank Tower , No. 2, Gaoxin 1st Road, Xi’an, China (Address of Principal Executive Offices)	710075 (Zip Code)

011-86-29-88386415
(Registrant’s Telephone Number, Including Area Code)

______________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On June 2, 2009, SkyPeople Fruit Juice, Inc. (“SkyPeople” or “the Company”) entered into an Exchange Agreement dated as of May 28, 2009 with Barron Partners L.P., a Delaware limited partnership (“Barron”) and Eos Holdings LLC, a Delaware limited liability company (“Eos” and together with Barron, the “Investors”), whereby the Company agreed to issue to the Investors a reduced number of new warrants (the “New Warrants”) to purchase the Company’s Common Stock (New Warrants to purchase an aggregate of 5,500,000 shares at an exercise price of $1.70 per share and New Warrants to purchase an aggregate of 1,000,000 shares at an exercise price of $1.70 per share (with the exercise price of such 1,000,000 New Warrants only to increase to $3.00 per share if such New Warrants shall remain unexercised on the later of (y) 120 days after the date of issuance of such warrants or (z) 30 days after the Securities and Exchange Commission declares effective a registration statement covering the resale of the shares of the Company’s Common Stock issuable upon exercise of such warrants)) in consideration for (i) the delivery by the Investors to the Company for cancellation of warrants to purchase an aggregate of 7,000,000 shares at an exercised price of $3.000 which were issued to the Investors by the Company in February 2008 (the “February 2008 Warrants”), (ii) the release of  the Company by the Investors of all liability for damages, including any and all liquidated damages, penalties and interest thereon, relating to any breach or breaches of any obligation of the Company under the Registration Rights Agreement, dated as of February 25, 2008 between the Investors and the Company from the date of execution of such agreement through the date of such release and (iii) the waiver by  the Investors of any right to receive any Make Good Escrow Stock (shares of the Company’s Series B Preferred Stock deposited in escrow by the Company in escrow pursuant to a Series B Convertible Preferred Stock Purchase Agreement dated as of February 25, 2008 between the Company and the Investors (the “Purchase Agreement”)) solely as a result of, and to the extent that, such Make Good Escrow Stock would be deliverable to the Investors because Pre-Tax Income Per Share for the Company’s fiscal year ending December 31, 2009 (for purposes of determining whether the Company has achieved its Target Number (as defined in the Purchase Agreement) for such fiscal year), is reduced as a result of any reduction in net income available to common stockholders for such fiscal year and/or an increase in the weighted average number of shares of Common Stock outstanding during the period due to the issuance and delivery to the Investors of New Warrants in exchange for the February 2008 Warrants.

Under the Exchange Agreement the Company is required to file with the Securities and Exchange Commission a  Registration Statement on Form S-1 (the “Registration Statement”) and use its reasonable commercial efforts to facilitate the effectiveness of the Registration Statement. The prospectus contained in the Registration Statement shall cover all of the shares of the Common Stock of the Company issuable upon exercise of all of the New Warrants.

Item 3.02          Unregistered Sales of Equity Securities.

        On June 2, 2009, the Company issued to the Investors New Warrants to purchase an aggregate of 6,500,000 shares of the Company’s Common Stock pursuant to the Exchange Agreement described in Item 101 of this Current Report. The issuance of the New Warrants was accomplished in reliance upon Section 4(2) of the Securities Act. The New Warrants are exercisable at any time through February 4, 2013 at an exercise price of $1.70 per share (except that the exercise price of 1,000,000 of such New Warrants shall increase to $3.00 per share if such New Warrants shall remain unexercised on the later of (y) 120 days after the date of issuance of such warrants or (z) 30 days after the Securities and Exchange Commission declares effective a registration statement covering the resale of the shares of the Company’s Common Stock issuable upon exercise of such warrants).

Item 9.01          Financial Statements and Exhibits.

The following exhibits are filed with this Current Report

10.1          Exchange Agreement, dated as of June 2, 2009 by and among SkyPeople Fruit Juice, Inc., Barron Partners L.P., and Eos Holdings LLC.

10.2          Waiver and Release, dated as of May 28, 2009 by Barron Partners L.P. in favor of the Company.

10.3          Waiver and Release, dated as of May 28, 2009 by Eos Holdings, LLC in favor of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                      June 4, 2009
SKYPEOPLE FRUIT JUICE, INC.

By:  /s/ SPRING LIU
Spring Liu,
Chief Financial Officer
(Principal Financial Officer)